Exhibit 23 (c)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3 Reg. No. 33-53173) of Health and Retirement Properties Trust of our report dated February 21, 1995 with respect to the consolidated financial statements and schedules of GranCare, Inc. included in GranCare Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, all filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP
                                                       ERNST & YOUNG LLP
Boston, Massachusetts
December 11, 1995